Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

USD PARTNERS LP

This Certificate of Limited Partnership, dated June 5, 2014, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “USD Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner are:

USD Partners GP LLC

811 Main Street

Suite 2800

Houston, Texas 77002

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

USD PARTNERS LP

By:	USD Partners GP LLC,
its general partner

By:	/s/ Adam Altsuler
Adam Altsuler Authorized Person

[Signature Page to Certificate of Limited Partnership of USD Partners LP]